Exhibit 99.(16)

POWER OF ATTORNEY

The undersigned Director, on behalf of the Registered Investment Company listed below, each constitute and appoint Huey P. Falgout, Jr., Theresa K. Kelety, and Todd Modic, each of them individually, the true and lawful attorneys-in-fact and agents, to execute for the undersigned Director, and in the name, place, and stead of such undersigned Director, in the capacities indicated below, the Registration Statements of such entity on Form N-14 and any amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the U.S. Securities and Exchange Commission; and any of said attorneys shall have full power and authority to do an perform in the name of and on behalf of the undersigned Director, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as such undersigned Director might or could do in person, said acts of any said attorneys being hereby ratified and approved.

Registered Investment Company	Form N-14 Registration Statement
Voya Variable Portfolios, Inc.	Proposed reorganization of Voya Multi-Manager Large Cap Core Portfolio with and into Voya Index Plus LargeCap Portfolio

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of July 11, 2018, and shall be deemed an original.

/s/Dina Santoro
Dina Santoro
Director